EXHIBIT 3.45

ARTICLES OF INCORPORATION

OF

Juliana Mining Company, Inc.

The undersigned, acting as incorporator(s) of a corporation under Section 27, Article 1, Chapter 21 of the Code of West Virginia adopt(s) the following Articles of Incorporation for such corporation, FILED IN DUPLICATE:

I. The undersigned agree to become a corporation by the name of (1) Juliana Mining Company, Inc.

(1) The name of the corporation shall contain one of the words “association,” “company,” “corporation,” “club,” “incorporated,” “society,” “union,” or “syndicate,” or one of the abbreviations, “co.” or “inc.”, but no name shall be assumed already in use by another existing corporation of this State, or by a foreign corporation lawfully doing business in this State, or so similar thereto, in the opinion of the Secretary of State, as to lead to confusion.

II. The address of the principal office of said corporation will be located at P.O. Box #306, Kingwood street, in county of Preston and State of West Virginia ZIP 26537.

If principal office or place of business of said corporation is NOT located in the State of West Virginia, give address of exact location.

ZIP	____________.

III. The purpose or purposes for which this corporation is formed are as follows:

(Please type double space. If not sufficient room to cover this point, add one or more sheets of paper of this size.)

(a) To engage in the general business of mining and to do all things incident thereto;

(b) To purchase, lease or otherwise acquire, to hold, and to sell, lease or otherwise dispose of real property, mines, mineral and mining rights, oil and gas wells, oil and gas royalties, and interests of any nature in all of the foregoing, whether in the United States of America or elsewhere;

(c) To mine, drill for and otherwise extract coal, oil, gas, metals, ores and minerals and to otherwise acquire, produce, prepare for market, process, store, transport, sell and deal in the same and the products and by-products thereof;

“Continued on Rider”

“Articles of Incorporation of Juliana Mining Company, Inc.,

Rider to Article III”

(d) To operate and conduct mines, wells and mining and drilling operations;

(e) To acquire, construct, operate, maintain and dispose of lands, factories, works, facilities, machinery, equipment and buildings of whatever nature;

(f) To carry on the business of consulting, advising and managing mining and drilling operations;

(g) To engage in the transaction of any or all other lawful business for which corporations may be incorporated under the corporation laws of the State of West Virginia, as the same may be from time to time amended;

(h) To enter into and participate in one or more joint ventures with individuals or corporations to carry out the objects, purposes and powers of the Corporation;

(i) To do all things necessary, convenient or incident to the accomplishment of the foregoing objects, purposes and powers.

IV. Provisions limiting or denying to shareholders preemptive rights are: Note 3

None

V. Provisions for the regulation of the internal affairs of the corporation are: Note 4

None

VI. The amount of the total authorized capital stock of said corporation shall be five thousand (5,000) dollars, which shall be divided into 500 shares of the par value of (ten) 10 dollars each. Note 2

NOTE:	In the case of a corporation NOT organized for profit and not authorized to issue capital stock, a statement to that effect shall be set forth.

VII. The full names and addresses of the incorporator(s), including street and street numbers, if any, and the city, town or village, including ZIP number

NAME	ADDRESS
Mark R. Joseph	1114 Avenue of the Americas New York, New York 10036

VIII. The existence of this corporation is to be perpetual.

IX. The name and address of the person appointed to whom shall be sent notice or process served upon, or service of which is accepted by, the secretary of state is W.M. WOODROE, CHARLESTON NATIONAL PLAZA, CHARLESTON, WEST VIRGINIA 25301.

X. The number of directors constituting the initial board of directors of the corporation is three (3), and the names and addresses of the persons, if any, who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are (If none, enter “inapplicable”):

NAME	ADDRESS
Joop van Eck	Vasteland 4 Rotterdam, Netherlands

Mark R. Joseph	1114 Avenue of the Americas New York, N.Y. 10036

Willem Rottier	Vasteland 4 Rotterdam, Netherlands

I/WE, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of West Virginia, do make and file this ARTICLES OF INCORPORATION, and we have according hereunto set our respective hands this 19th day of July, 1976.

All the incorporators must sign below, signatures being the same as shown in Article VII.

/s/ Mark R. Joseph

Articles of Incorporation prepared by: (Name and Address)

Coudert Brothers
200 Park Avenue, New York, NY 10017

STATE OF NEW YORK	)
	)	SS:
COUNTY OF NEW YORK	)

I, Mary Jo Sletten, a Notary Public in and for the County and State aforesaid, hereby certify that

/s/ Mark R. Joseph
Mark R. Joseph

(Names of all incorporators as shown in Article VII and signatures of same must be inserted in this space by official taking acknowledgements.) Names and signatures must appear alike.

whose names are signed to the foregoing Articles, bearing date on the 19th day of July, 1976, this day personally appeared before me is my said county and severally acknowledged their signatures to the same.

Given under my hand and the official seal this 18th day of August, 1976.

/s/ Mary Jo Sletten
Notary Public

(NOTARIAL SEAL)

MARY JO SLETTEN NOTARY PUBLIC, State of New York No. 31-9042115 Qualified in New York County Commission Expires March 30, 1978.
My Commission expires _______________________________________________.

Notes: 1.	One or more persons or domestic or foreign corporations may be the incorporator or incorporators.

2.	If the authorized shares are to consist of one class only, insert a statement of the par value of such shares or a statement that all of such shares are to be without par value. If the authorized shares are to be divided into classes, insert a statement of the number of shares of each class, a statement of the par value of the shares of each class or that such shares are to be without par value, and a statement of the preferences, limitations and relative rights in respect of the shares of each class. If the authorized shares of any preferred or special class are to be issued in series, insert a statement of the designation of each series, a statement of the variations in the relative rights and preferences as between series insofar as the same are to be fixed in the articles of incorporation, and a statement of any authority to be vested in the board of directors to establish series and fix and determine the variations in the relative rights and preferences as between series.

3.	If preemptive rights are not to be limited or denied, omit this article or insert “None.”

4.	If no provisions for the regulation of the internal affairs of the corporation are to be set forth, omit this article or insert “None.”

5.	Corporate incorporators should sign by a duly authorized officer.

6.	This Articles of Incorporation must be filed in DUPLICATE.

AUG 25 1976
(Date Issued)

ARTICLES OF INCORPORATION OF

Juliana Mining Company, Inc.

Issued to:

CT Corporation Systems 277 Park Avenue New York, NY

Recorded on Roll No. 110